UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2012

LOTON, CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 11 and September 20, 2012, Loton, Corp. (the “Company”) entered into two separate Stock Purchase Agreements, (the “Purchase Agreements”), dated as of September 11 and September 20, 2012, respectively, with two accredited investors, pursuant to which the Company agreed to issue an aggregate of 275,000 shares of its common stock for an aggregate purchase price of $275,000.

The transactions closed on September 12 and September 25, 2012, respectively.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

The description of terms and conditions of the Purchase Agreements set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreements, the form of which shall be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and, when filed, shall be incorporated into this Item 1.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP

Dated: October 11, 2012	By:	/s/ Robert S. Ellin
Robert S. Ellin Chief Executive Officer